UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 20, 2007, the Board of Directors (the “Board”) of NTELOS Holdings Corp. (the “Company”), upon recommendation of the Nominating and Governance Committee, elected Jerry E. Vaughn and Julia B. North as independent directors to serve until the Company’s 2008 Annual Meeting of Stockholders. Mr. Vaughn will also serve on the audit committee of the Board and is an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission. Ms. North will serve on the compensation committee of the Board.

On December 20, 2007, the Board, upon recommendation of the Nominating and Governance Committee, also elected Henry Ormond as a director to serve until the Company’s 2008 Annual Meeting of Stockholders. Mr. Ormond was designated to the Board of Directors by affiliates of Quadrangle Group LLC (“Quadrangle”) in accordance with the Company’s shareholders agreement.

Mr. Vaughn, age 62, is the Chief Administrative Officer of Mobile Storage Group. Mr. Vaughn served as Senior Vice President and Chief Financial Officer of Valor Communications Group, Inc., a telecommunication services provider, from 2005 until its merger into Windstream Corporation in July 2006. From 1999 to 2005, Mr. Vaughn served as Chief Financial Officer of US Unwired, Inc., a wireless communications provider. Prior to joining US Unwired, Inc., Mr. Vaughn served in executive positions with GE Capital, Nortel Networks and Mellon Bank.

Ms. North, age 60, is presently retired. Ms. North served as the President and Chief Executive Officer of VSI Enterprises, Inc. from 1997 to 1999. Prior to joining VSI Enterprises, Ms. North served as President of Consumer Services for BellSouth Telecommunications from 1994 to 1997. She currently serves on the Board of Directors of Acuity Brands, Inc. and Community Health Systems, Inc.

Mr. Ormond, age 34, joined Quadrangle Group LLC in 2001 and currently serves as a Principal. Prior to joining Quadrangle, Mr. Ormond was a member of the private equity group at Whitney & Co., and was previously an investment banker with Morgan Stanley. Mr. Ormond previously served on the Board as a Quadrangle designee from May 2005 to April 2006. Mr. Ormond also serves on the Board of Directors of Protection One, Inc.

Messrs. Vaughn and Ormond and Ms. North do not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K. Messrs. Vaughn and Ormond and Ms. North do not have a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

On December 20, 2007, the Company issued a press release announcing the election of Messrs. Vaughn and Ormond and Ms. North. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 20, 2007